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                                                                  EXHIBIT 23.D


                       [CPA ASSOCIATES, P.A. LETTERHEAD]


                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANT


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our reports dated March 8, 1997 and April 17, 1997, relating to the combined financial statements of Employee Services of America, Inc. and subsidiaries, which appears in such Prospectus. We also consent to the references to our Firm under the heading "Experts" in such Prospectus.


/s/ CPA Associates, P.A.

CPA ASSOCIATES, P.A.
(Successor to the practice of Varnadore, Tyler, Hoffner, King, Hawthorne, Hammer & Stathis, P.A.)


Bradenton, Florida

November 6, 1997